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                       [SCC COMMUNICATIONS CORP. LOGO]          Exhibit 10.2

                            SCC COMMUNICATIONS CORP.
                             1990 STOCK OPTION PLAN


1.  PURPOSE

The SCC 1990 STOCK OPTION PLAN ("Plan") provides for the grant of Stock Options, Stock Appreciation Rights and Supplemental Bonuses to employees, directors and consultants of Systems Concepts of Colorado, Inc. (the "Company"), and such of its subsidiaries (as defined in Section 425(f) of the Internal Revenue Code of 1986 (the "Code") as the Board of Directors of the Company shall from time to time designate ("Participating Subsidiaries") in order to advance the interests of the Company and its Participating Subsidiaries through the motivation, attraction and retention of key personnel.

2.  INCENTIVE STOCK OPTIONS AND NON-INCENTIVE STOCK OPTIONS

The Stock Options granted under the Plan may be either:

         a) Incentive Stock Options ("ISOs") which are intended to be "Incentive Stock Options" as that term is defined in Section 422A of the Code; or

         b) Nonstatutory Stock Options ("NSOs") which are intended to be options that do not qualify as "Incentive Stock Options" under Section 422A of the Code.

All Stock Options shall be ISOs unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as NSOs. Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such.

Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.

3.  ADMINISTRATION

         3.1. COMMITTEE. With respect to grants of Stock Options to Employees (other than Employees who are directors of the Company) and grants of Stock Appreciation Rights and Supplemental Bonuses to Employees (other than Employees who are officers or directors of the Company), the Plan shall be administered by a committee ("Committee") composed of at least three members of the Board of Directors. With respect to grants of Stock Options to directors and consultants and grants of Stock Appreciation Rights and Supplemental Bonuses to officers and directors, the Plan shall be administered by the Board of Directors, a majority of whom are Disinterested Persons, or by a committee of three or more persons, all of whom are Disinterested Persons. Such committee may be the Committee if all of the members thereof are Disinterested Persons, or a special committee appointed by the Board of Directors composed of at least three Disinterested Persons. The Committee or the Board of Directors, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Options, Stock Appreciation Rights or Supplemental Bonus granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Committee or the Board may delegate any of its responsibilities under the Plan, other than its responsibility to grant Stock Options, to determine whether the Stock Appreciation Rights or Supplemental Bonuses, if any, payable to a Participant shall be paid in cash, in shares of Common Stock or a combination thereof, or to interpret and construe the Plan. The Board of



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Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board of Directors whenever it is discharging the powers and responsibilities of the Committee, and to any special committee appointed by the Board of Directors to administer particular aspects of the Plan.

         3.2. ACTIONS OF COMMITTEE. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

4.  DEFINITIONS

         4.1. "Stock Option." A Stock Option is the right granted under the Plan to an Employee, director, or consultant to purchase, at such time or times and at such price or prices ("Option Price") as are determined by the Committee, the number of shares of Common Stock determined by the Committee.

         4.2. "Stock Appreciation Right." A Stock Appreciation Right is the right to receive payment, in shares of Common Stock, cash or a combination of shares of Common Stock and cash, of the Redemption Value of a specified number of shares of Common Stock then purchasable under a Stock Option.

         4.3. "Redemption Value." The Redemption Value of shares of Common Stock purchasable under a Stock Option shall be the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which the Stock Option is exercised exceeds the Option Price for such share.

         4.4. "Common Stock." A share of Common Stock means a share of authorized but unissued or reacquired common stock of the Company.

         4.5. "Fair Market Value." If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined in good faith by the Board of Directors or the Committee after such consultations with outside legal, accounting and other experts as the Board of Directors or the Committee may deem advisable, and the Board of Directors or the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question, or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

      4.6. "Employee." An Employee is an employee of the Company or any Participating Subsidiary.

         4.7. "Participant." A Participant is an Employee, director or consultant to whom a Stock Option is granted, or an Employee to whom a Stock Appreciation Right, or Supplemental Bonus is granted.

         4.8. "Disinterested Person." A Disinterested Person is a person who, at the time he exercises discretion in administering the Plan, is not eligible, and has not at any time within one year prior thereto been eligible for selection as a person to whom Stock Options, Stock Appreciation Rights or Supplemental Bonuses may be granted under this Plan or any similar plan of the Company.

         4.9. "Supplemental Bonus." A Supplemental Bonus is the right to receive payment, in shares of Common Stock, cash or a combination of shares of Common Stock and cash, of an amount determined under Section 7.7.




1990 Stock Option Plan          Confidential                              Page 2

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5.  ELIGIBILITY AND PARTICIPATION

Grants of Stock Options, Stock Appreciation Rights and Supplemental Bonuses may be made to Employees of the Company or any Participating Subsidiary. Grants of NSOs may be made to directors of or consultants to the Company or any Participating Subsidiary. Any director of the Company or of a Participating Subsidiary who is also an Employee shall also be eligible to receive Stock Options, Stock Appreciation Rights and Supplemental Bonuses. The Committee shall from time to time determine the Participants to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted to each such Participant, the Option Price of such Stock Options, all as provided in this Plan. The Option Price of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted, but the Option Price of an NSO may be less than the Fair Market Value on the date the NSO is granted if the Committee so determines. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after five years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of this Plan.


6.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         6.1. MAXIMUM NUMBER. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 850,000 authorized but unissued shares. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the stock as to all ISOs granted to an individual which may first become exercisable in a particular calendar year may not exceed $100,000. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

         6.2. CAPITAL CHANGES. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares; and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

7.  EXERCISE OF STOCK OPTIONS

         7.1 TIME OF EXERCISE. Subject to the provisions of the Plan, including without limitation Section 7.3, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Options. A Stock Option shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted. The Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

         7.2 EXCHANGE OF OUTSTANDING STOCK. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of the Common Stock previously acquired by the Participant as part of full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise. Unless otherwise determined by the Committee, any such shares surrendered by the Participant shall have been held by him for at least six months prior to surrender.

         7.3. USE OF PROMISSORY NOTE; EXERCISE LOANS. The Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his





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promissory note as full or partial payment for the exercise of a Stock Options;
provided that, with respect to any promissory note given as payment or partial payment for the exercise of an ISO, all terms of such note shall be determined at the time a Stock Option is granted and set forth in the Option Agreement.
The Committee, in its sole discretion, may authorize the Company to make a loan to a Participant in connection with the exercise of Stock Options, or authorize the Company to arrange or guarantee loans to a Participant by a third party.

         7.4. STOCK RESTRICTION AGREEMENT. The Committee may provide that a share of Common Stock issuable upon exercise of a Stock Options shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such share or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term of employment with the Company. The acceleration of time or times at which the option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

         7.5. TERMINATION OF EMPLOYMENT BEFORE EXERCISE. If a Participant's employment with the Company or a Participating Subsidiary shall terminate for any reason other than the Participant's death or disability, any Stock Options then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of three months (but not later than the specified expiration date). If the Participant's employment is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (but not later than the specified expiration date). If the Participant dies while employed by the Company or a Participating Subsidiary, or during the three-month or twelve-month periods referred to above, his Stock Options may be exercised to the extent that they were exercisable on the date of his death or cessation of his employment, whichever occurred first, by his estate, or duly appointed representative, or beneficiary who acquires the Stock Options by will or by the laws of descent and distribution, but no further installments of his Stock Options will become exercisable and each of his Stock Options shall terminate on the first anniversary of the date of his death (but not later than the specified expiration dates). If a Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

         7.6. DISPOSITION OF FORFEITED STOCK OPTIONS. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant, but may be made subject to Stock Options granted to other Participants.

         7.7 GRANT OF SUPPLEMENTAL BONUSES. The Committee, either at the time of grant or at any time prior to exercise of any Stock Options or Stock Appreciation Right, may provide for a Supplemental Bonus from the Company or Participating Subsidiary in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under a Stock Option, or a specified number of Stock Appreciation Rights which may be or become exercisable. Such Supplemental Bonus shall be payable upon the exercise of the NSO or Stock Appreciation Right with regard to which such Supplemental Bonus was granted; provided, that if the Participant is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may provide that such Supplemental Bonus will be calculated and paid six months after such exercise. A Supplemental Bonus shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him upon the exercise of the Stock Option or upon the exercise of such Stock Appreciation Right, calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant's receipt of the Supplemental Bonus. The Company may, in its discretion, elect to pay any part or all of the Supplemental Bonus in: (i) cash; (ii) shares of Common Stock; or (iii) any combination of cash and shares of Common Stock. The provisions of Section 8.3 shall apply to the giving of notice, the determination of the number of shares to be delivered, and the time for delivering shares. In applying Section 8.3, the Supplemental Bonus shall be treated as if it were a Stock Appreciation Right that the Participant exercised on the day the Supplemental Bonus became payable. Shares of Common Stock issued pursuant to this Section 7.7 shall not be deemed to have been issued upon the exercise of a Stock Option for purposes of the limitations imposed by Section 6.1 of the Plan.





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8.  STOCK APPRECIATION RIGHTS

         8.1 GRANT OF STOCK APPRECIATION RIGHTS. The Committee may, from time to time, grant Stock Appreciation Rights to a Participant with respect to not more than the number of shares of Common Stock which are or may become, purchasable under any Stock Options held by the Participant. The Committee may, in its sole discretion, specify the terms and conditions of such rights, including without limitation the time period or time periods during which such rights may be exercised and the date or dates upon which such rights shall expire and become void and unexercisable; provided, however, that in no event shall such rights expire and become void and unexercisable later than the time when the related Stock Option is exercised, expires or terminates. Each Participant to whom Stock Appreciation Rights are granted shall be given written notice advising him of the grant of such rights and specifying the terms and conditions of the rights, which shall be subject to all the provisions of this Plan.

         8.2. EXERCISE OF STOCK APPRECIATION RIGHTS. Subject to Section 8.3, and in lieu of purchasing shares of Common Stock upon the exercise of a Stock Option held by him, a Participant may elect to exercise the Stock Appreciation Rights, if any, he has been granted and receive payment of the Redemption Value of all or a portion of the number of shares of Common Stock subject to such Stock Option with respect to which he has been granted Stock Appreciation Rights; provided, however, that the Stock Appreciation Rights may be exercised only when the Fair Market Value exceeds the exercise price of the Stock Option. A Participant shall exercise his Stock Appreciation Rights by delivering a written notice to the Committee specifying the number of shares with respect to which he exercises Stock Appreciation Rights and agreeing to surrender the right to purchase an equivalent number of shares of Common Stock subject to his Stock Options. If a Participant exercises Stock Appreciation Rights, payment of his Stock Appreciation Rights shall be made in accordance with Section 8.3 on or before the 90th day after the date of exercise of the Stock Appreciation Rights.

         8.3. FORM OF PAYMENT. If a Participant elects to exercise Stock Appreciation Rights as provided in Section 8.2, the Committee may, in its absolute discretion, elect to pay any part or all of the Redemption Value of the shares with respect to which the Participant has exercised Stock Appreciation Rights in: (i) cash; (ii) shares of Common Stock; or (iii) any combination of cash and shares of Common Stock. The Committee's election pursuant to this Section 8.3 shall be made by giving written notice to the Participant within said 90-day period, which notice shall specify the portion which the Committee elects to pay in cash, shares of Common Stock or a combination thereof. In the event any portion is to be paid in shares of Common Stock, the number of shares to be delivered shall be determined by dividing the amount which the Committee elects to pay in shares of Common Stock by the Fair Market Value of one share of Common Stock on the date of exercise of the Stock Appreciation Rights. Any fractional share resulting from any such calculation shall be disregarded. Said shares, together with any cash payable to the Participant, shall be delivered within said 90-day period.


9.  NO CONTRACT OF EMPLOYMENT

Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Company, or any Participating Subsidiary, nor shall it interfere in any way with the right of the Company, or any such Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause. Nothing in this Article 9 shall affect any rights or obligations of the Company or any Participant under any written contract of employment.

10.  NO RIGHTS AS A STOCKHOLDER

A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.





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11.  ASSIGNABILITY

No Stock Option, Stock Appreciation Right or Supplemental Bonus right granted under this Plan, nor any other rights acquired by Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution, and are exercisable during his lifetime, only by him. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit the assignment or transfer of an NSO and the exercise thereof by a person other than a Participant, on such terms and conditions as the Committee in its sole discretion may determine. Any such terms shall be determined at the time the NSO is granted, and shall be set forth in the Option Agreement. In the event of his death, the Stock Option or any Stock Appreciation Right or Supplemental Bonus right may be exercised by the Personal Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

12.  MERGER OR LIQUIDATION OF THE COMPANY

         12.1 If within the duration of a stock option there shall be a corporate merger, consolidation, acquisition of assets, or other reorganization and if such transaction shall affect the Common Stock, the Participant shall thereafter be entitled to receive upon the exercise of his Stock Option those shares or securities that he would have received had the Stock Option been exercised prior to such transaction and had the Participant been a stockholder of the Company with respect to such shares.

         12.2 If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, the vesting schedule of all Stock Options shall be accelerated so that all Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable as of such date to the extent they would otherwise be exercisable ten (10) years after such date, unless the Board, with the consent of certain Participants, shall have prescribed other terms and conditions to the exercise of the Stock Options held by said consenting Participants.

13.  AMENDMENT

The Board of Directors may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

14.  REGISTRATION OF OPTIONED SHARES

The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Securities Act of 1933, as amended, and from the registration or qualification requirements of applicable state securities laws.

15.  WITHHOLDING TAXES

The Company or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or the Participating Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign to withhold in connection with any Stock Options, Stock Appreciation Rights or Supplemental Bonus, including, but not limited to, the withholding of all or any





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portion of any payment issued upon the exercise of any Stock Option or Stock
Appreciation Rights or upon payment of any Supplemental Bonus, until the Participant reimburses the Company or Participating Subsidiary for the amount the Company or Participating Subsidiary is required to withhold with respect to such taxes, or canceling any portion of such payment or issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold.

16.  BROKERAGE ARRANGEMENTS

The Committee, in its discretion, may enter into arrangements with one or more banks, brokers, or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options, Stock Appreciation Rights or Supplemental Bonuses, including, without limitation, arrangements for the simultaneous exercise of Stock Options, Stock Appreciation Rights or Supplemental Bonuses, and the sale of shares acquired upon exercise.

17.  NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board of Directors to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board of Directors may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

18.  EFFECTIVE DATE

This Plan was adopted by the Board of Directors and became effective on April 15, 1990 and was approved by the Company's stockholders on April 17, 1990. No Stock Options shall be granted subsequent to ten years after the effective date of the Plan. Stock Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan.





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